Exhibit 99.1

To the Holders of:
STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES, SERIES 2005-2 Structured Repackaged Asset-Backed Trust Securities
*CUSIP:            78478Q101 - Variable Floating Rate Certificates


U.S. Bank Trust National Association, as Trustee for the STRATS(SM) TRUST FOR JPMORGAN CHASE CAPITAL XVII SECURITIES, SERIES 2005-2, hereby gives notice with respect to the Scheduled Distribution Date of December 1, 2006 (the "Distribution Date") as follows:

1. The amount received from the Swap Counterparty on the Distribution Date was $174,587.00 and was distributed to Certificateholders as interest.

2. The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Certificate is set forth below:

                Principal          Interest                 Total Distribution
                $  0.000000        $   0.127250000          $  0.127250000

3. The amount of aggregate interest due and not paid as of the Distribution Date is 0.000000.

4. No fees have been paid to the Trustee or any other party from the proceeds of the Underlying Securities.

5. At the close of business on the Distribution Date, $36,500,000 aggregate liquidation amount of 5.850% Capital Securities due August 1, 2035 (the Underlying Securities) are held for the above trust.

6. At the close of business on the Distribution Date, 1,372,000 Certificates representing $36,500,000 aggregate Certificate Principal Balance were outstanding.

7. The current rating of the Underlying Securities is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S.    Bank Trust National Association, as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

                                       5